As filed with the Securities and Exchange Commission on August 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	98-1241619
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
3871 Lakefield Drive
Suwanee, Georgia (Address of principal executive offices)	30024 (Zip Code)

ARRIS International plc Amended and Restated Employee Stock Purchase Plan

(Full titles of the Plan)

Patrick W. Macken

ARRIS International plc

3871 Lakefield Drive

Suwanee, Georgia 30024

(678) 473-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

W. Brinkley Dickerson, Jr.

Troutman Sanders LLP

600 Peachtree Street, N.E., Suite 5200

(404) 885-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Title of Plan	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Ordinary Shares, £0.01 nominal value per share	ARRIS International plc Amended and Restated Employee Stock Purchase Plan	4,000,000	$26.93	(2)	$107,720,000	(2)	$12,484.75

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional Ordinary Shares, £0.01 nominal value per share (“Ordinary Shares”) of ARRIS International plc (the “Registrant”), which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)	Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices of the Registrant’s Ordinary Shares as reported on The NASDAQ Stock Market LLC on August 11, 2017.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

This Registration Statement relates to the registration of 4,000,000 additional Ordinary Shares, £0.01 nominal value per share (the “Ordinary Shares”), of ARRIS International plc (the “Registrant”) reserved for issuance and delivery under the ARRIS International plc Amended and Restated Employee Stock Purchase Plan (as amended through May 2017) (the “ESPP”). The increase in the number of shares authorized to be issued under the ESPP was approved by the Registrant’s shareholders on May 10, 2017. The Registrant has previously registered for issuance under the ESPP 1,387,577 Ordinary Shares pursuant to a Registration Statement on Form S-8 filed by the Registrant on January 4, 2016 (the “Prior Registration Statement”). Except to the extent that they are superseded by information contained herein, or in exhibits hereto, the contents of the Prior Registration Statement (File No. 333-208847) are incorporated herein by reference pursuant to General Instruction E to Form S-8.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suwanee, state of Georgia on the 15th day of August, 2017.

ARRIS INTERNATIONAL PLC

By:	/s/ Bruce McClelland
Name:	Bruce McClelland
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bruce McClelland	Chief Executive Officer	August 15, 2017
Bruce McClelland	(Principal Executive Officer)

/s/ David B. Potts	Executive Vice President and Chief Financial Officer	August 15, 2017
David B. Potts	(Principal Financial Officer and Principal Accounting Officer)

/s/ Patrick W. Macken	Senior Vice President, General Counsel and Secretary	August 15, 2017
Patrick W. Macken	(Authorized Representative in the United States)

/s/ Robert J. Stanzione	Executive Chairman	August 15, 2017
Robert J. Stanzione

/s/ Andrew M. Barron	Director	August 15, 2017
Andrew M. Barron

/s/ Alex B. Best	Director	August 15, 2017
Alex B. Best

/s/ J. Timothy Bryan	Director	August 15, 2017
J. Timothy Bryan

/s/ James A. Chiddix	Director	August 15, 2017
James A. Chiddix

/s/ Andrew T. Heller	Director	August 15, 2017
Andrew T. Heller

/s/ Jeong Kim	Director	August 15, 2017
Dr. Jeong Kim

/s/ Doreen A. Toben	Director	August 15, 2017
Doreen A. Toben

/s/ Debora J. Wilson	Director	August 15, 2017
Debora J. Wilson

/s/ David A. Woodle	Director	August 15, 2017
David A. Woodle

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	ARRIS International plc Amended and Restated Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.8 to the Annual Report on Form 10-K of ARRIS International plc filed with the Commission on March 1, 2017)

4.2	First Amendment to ARRIS International plc Amended and Restated Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of ARRIS International plc filed with the Commission on August 8, 2017)

5.1	Opinion of Herbert Smith Freehills LLP*

23.1	Consent of Herbert Smith Freehills LLP (included as part of Exhibit 5.1)

23.2	Consent of Ernst & Young concerning the financial statements of ARRIS International plc*

* Filed herewith.

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